      As filed with the Securities and Exchange Commission on June 24, 1999

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                                AZCO MINING INC.
               (Exact name of issuer as specified in its charter)


          Delaware                                                             84-1094315
-------------------------------------------------------------------------------------------------
(State or other jurisdiction                                                (I.R.S. Employer
of incorporation or organization)                                         Identification Number)

2068 Main Street, Suite C, P.O. Box 1895, Ferndale, Washington 98248           (360) 380-4467
-------------------------------------------------------------------------------------------------
(Address and telephone number, of Registrant's principal executive offices)


                                AZCO MINING INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)


                                Anthony R. Harvey
                                Azco Mining Inc.
                      999 West Hastings, Street, Suite 1250
                        British Columbia, Canada V.C. 2W2
                                 (604) 682-7286
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maxi-         Proposed Maxi-
Title of Securities To       Amount To Be           mum Offering           mum Aggregate            Amount of
Be Registered                 Registered          Price Per Share*        Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Shares                  847,839                   $1.25             $1,059,798.75             $294.62
  $.002 par value
====================================================================================================================

----------------------
* Based on the closing sale price of shares of the Common Stock on the American Stock Exchange on June 22, 1999.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



     Azco Mining Inc. (the "Company") hereby incorporates by reference the contents of its Registration Statements on Form S-8 (File Nos. 33-56468, 33-61434 and 333-31807).

Opinions and Consents

1. Opinion of Law Office of Reed & Reed, P.C. as to the legality of the Company's common stock being registered.

2.      Consent of PricewaterhouseCoopers.

3. Consent of Law Office of Reed & Reed, P.C. (included in Item 1 forth above).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, Azco Mining Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Ferndale, Washington on June 22, 1999.



                                       AZCO MINING INC.


                                       By: /s/ Alan P. Lindsay
                                          --------------------------------------
                                           Alan P. Lindsay
                                           President and Chief Executive Officer


                                       By: /s/ Ryan Modesto
                                          --------------------------------------
                                           Ryan Modesto, Principal Financial and
                                           Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: June 22, 1999                    By: /s/ Anthony R. Harvey
                                          ---------------------------------
                                           Anthony R. Harvey, Director


Date: June 22, 1999                    By: /s/ Alan P. Lindsay
                                          ---------------------------------
                                           Alan P. Lindsay, Director


Date: June 22, 1999                    By: /s/ Ian M. Gray
                                          ---------------------------------
                                           Ian M. Gray, Director


Date: June 22, 1999                    By: /s/ Lawrence G. Olson
                                          ---------------------------------
                                           Lawrence G. Olson, Director


Date: June 22, 1999                    By: /s/ Paul A. Hodges
                                          ---------------------------------
                                           Paul A. Hodges, Director